EXECUTION VERSION

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of November 14, 2017, is entered into by and among the following parties:

(i)	FLEETCOR FUNDING LLC, as Seller (the “Seller”);

(ii)	FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer (the “Servicer”);

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as the sole Swingline Purchaser and as the Purchaser Agent for its Purchaser Group;

(iv)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CACIB”), as a Committed Purchaser and as the Purchaser Agent for its and Atlantic’s Purchaser Group;

(v)	ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit Purchaser for CACIB’s Purchaser Group;

(vi)	WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;

(vii)	REGIONS BANK (“Regions”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;

(viii)	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (“BTMU”), as a Committed Purchaser and as the Purchaser Agent for its and Victory’s Purchaser Group;

(ix)	VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser for BTMU’s Purchaser Group;

(x)	SUMITOMO MITSUI BANKING CORPORATION (“SMBC”), as a Committed Purchaser;

(xi)	MANHATTAN ASSET FUNDING LLC (“Manhattan”), as a Conduit Purchaser for SMBC’s Purchaser Group;

(xii)	SMBC NIKKO SECURITIES AMERICA, INC. (“SMBC Nikko”), as the Purchaser Agent for SMBC’s and Manhattan’s Purchaser Group;

(xiii)	MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser; and

(xiv)	PNC BANK, NATIONAL ASSOCIATION, as Administrator

(in such capacity, the “Administrator”).
BACKGROUND
A.    The parties hereto (with the exception of Mizuho) are parties to that certain Fifth Amended and Restated Receivables Purchase Agreement dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.
B.    Concurrently herewith, the parties hereto are entering into that certain Amended and Restated Fee Letter in connection herewith (the “Amended Fee Letter”).
C.    The parties hereto desire to amend the Receivables Purchase Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.     Joinder and Rebalancing.
(i)Joinder. Effective as of the date hereof, (i) Mizuho hereby becomes a party to the Receivables Purchase Agreement as a Committed Purchaser thereunder with all the rights, interests, duties and obligations of a Committed Purchaser set forth therein, and shall constitute the sole member of a new Purchaser Group, which does not initially include a Conduit Purchaser, and Mizuho hereby appoints itself as the Purchaser Agent thereunder with all the rights, interests, duties and obligations of a Purchaser Agent set forth therein. In its capacity as a Committed Purchaser, Mizuho’s Commitment shall be the amount set forth on Schedule V hereto.
(ii)Rebalancing of Capital. On the date hereof, the Seller will repay a portion of the outstanding Capital in the amounts for each Purchaser other than Mizuho specified in the flow of funds memorandum attached hereto as Exhibit A (each a “Reducing Purchaser”); provided that all accrued and unpaid Discount with respect to such Capital so repaid shall be payable by the Seller to each Reducing Purchaser, as applicable, on the next occurring Weekly Settlement Date. The Seller hereby requests that Mizuho fund an initial Purchase on the date hereof in an amount set forth in Exhibit A hereto. Such Purchase shall be funded by Mizuho on the date hereof in accordance with the terms of the Receivables Purchase Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Purchase Agreement; provided, however, that no Purchase Notice shall be required therefor. For administrative convenience, the Seller hereby instructs Mizuho to fund the foregoing Purchase by paying the proceeds thereof directly to the Reducing Purchasers to the accounts and in the amounts specified in Exhibit A hereto to be applied as the foregoing repayment of each Reducing Purchaser’s Capital (as applicable) on the Seller’s behalf. The Seller shall be deemed to have received the proceeds of such Purchase from Mizuho for all purposes immediately upon receipt thereof by each Reducing Purchaser, respectively.
(iii)Consents. The parties hereto hereby consent to the joinder of Mizuho as a party to the Receivables Purchase Agreement on the terms set forth in clause (a) above, to the non-ratable repayment of each Reducing Purchaser’s Capital on terms set forth in clause (b) above and the foregoing non-ratable Purchase to be funded by Mizuho on the terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.
(iv)Credit Decision. Mizuho (i) confirms to the Administrator that it has received a copy of the Receivables Purchase Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon the Administrator (in any capacity) or any of its Affiliates, based on such documents and information as Mizuho shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and any other Transaction Document. The Administrator makes no representation or warranty and assumes no responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Purchase Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of any of the Seller, the Servicer, the parties to the Performance Guaranty or the Originators or the performance or observance by any of the Seller, the Servicer, the parties to the Performance Guaranty or the Originators of any of their respective obligations under the Receivables Purchase Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.
(v)Notice Addresses. Notices to Mizuho under the Transaction Documents should be sent to the address set forth below, or such other address designated by Mizuho from time to time in accordance with the Receivables Purchase Agreement:
If to Mizuho Bank Ltd.:
Address:    Mizuho Bank, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attention:    Raffi Dawson
        Telephone:    212-282-3526
Facsimile:    212-282-4417
Email:        Raffi.Dawson@mizuhocbus.com

SECTION 2.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    Each reference in the Receivables Purchase Agreement (including schedules and exhibits thereto) to “The Bank of Tokyo Mitsubishi UFJ, LTD, New York Branch” is hereby replaced with a reference to “The Bank of Tokyo Mitsubishi UFJ, Ltd.”
(b)    The following paragraph is added to Section 6.3(e) to the Receivables Purchase Agreement at the end thereof:
In addition to the foregoing, any Committed Purchaser may, with the consent of the relevant Conduit Purchaser taking assignment and the Seller (such consent not to be unreasonably delayed or withheld), at any time assign to any Conduit Purchaser then included in its Purchaser Group all or any portion of such Committed Purchaser’s Capital together with its rights (including, without limitation, the right to receive related Discount and Fees and its related interest in the Pool Assets) and obligations (excluding such Committed Purchaser’s Commitment, which shall be retained by such Committed Purchaser) with respect thereto; provided that, promptly following any such assignment, such Committed Purchaser (or its Purchaser Agent) shall deliver to the Administrator, the Servicer and the Seller written notice of such assignment specifying the portion of Capital so assigned and executed by such Committed Purchaser and the applicable Conduit Purchaser, which written notice shall be recorded in the Register pursuant to clause (b) above.
(c)    The following new Section 6.19 is added to the Receivables Purchase Agreement:
Section 6.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
(d)    The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“LCR Security” means any commercial paper or security (other than equity securities issued to Teleflex or any Originator that is a consolidated subsidiary of FleetCor under GAAP) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(e)    The definition of “Concentration Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the percentage “2.00%” from where it appears therein with “3.00%”.
(f)    The definition of “Concentration Reserve Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the percentage “9.00%” from where it appears therein with “10.00%”.
(g)    Clause (a) of the definition of “Defaulted Receivable” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
as to which any payment, or part thereof, remains unpaid for more than 90 days (or such lesser number of days approved in writing by the Seller and the Administrator for Receivables originated by any specified Originator) from the original due date for such payment; or
(h)    Clause (b) of the definition of “Default Ratio” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
the aggregate credit sales related to the Receivables made by the Originators or Sub-Originators during the calendar month that is four calendar months before such calendar month (or, with respect to the aggregate credit sales related to the Receivables made by any Originator specified in the parenthetical to clause (a) of the definition of Defaulted Receivable, such other calendar month or period approved in writing by the Seller and the Administrator).
(i)    Sub-clause (i) of clause (d) of the definition of “Defaulting Purchaser” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with “(i) become the subject of an Insolvency Proceeding or a Bail-In Action”.
(j)    The definition of “Discount” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by inserting the phrase “(or any portion thereof)” following the term “Yield Period” in each place it appears therein.
(k)    The definition of “Euro-Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by inserting the phrase “the greater of (a) 0.00% and (b)” immediately after the phrase “means with respect to any Yield Period,” where it appears therein.
(l)    The definition of “Excess Concentration Amount” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by (i) replacing the percentage “5.00%” from where it appears in clause (c) thereof with “10.00%” and (ii) replacing the percentage “5.00%” from where it appears in clause (e) thereof with “10.00%”.
(m)    The definition of “Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the date “November 14, 2017” from where it appears therein with “November 14, 2020”.
(n)    The following new clause (q) is added to Section 1 of Exhibit III to the Receivables Purchase Agreement:
(q)     The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of FleetCor under GAAP.
(o)    The following new clause (u) is added to Section 1 of Exhibit IV to the Receivables Purchase Agreement:
(u)    LCR Security. The Seller shall not issue any LCR Security.
(p)    Schedule V to the Receivables Purchase Agreement is hereby replaced in its entirety with Schedule V attached hereto.
SECTION 3.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows:
(a)    the representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);
(b)    no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event, and the Facility Termination Date has not occurred;
(c)    the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part; and
(d)    this Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
SECTION 4.    Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.    Effectiveness. This Amendment shall be effective as of the date hereof and upon satisfaction of the following conditions precedent: (a) the Administrator’s receipt of (i) counterparts of this Amendment and the Amended Fee Letter duly executed by each of the parties hereto and (ii) such other agreements, documents, opinions, and instruments as the Administrator shall request, (b) the receipt by each Purchaser Agent of the fees owing under the Amended Fee Letter.
SECTION 6.    Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.    Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.    Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.
SECTION 9.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
FLEETCOR FUNDING LLC, as Seller

By:__/S/ STEVE PISCIOTTA___________
Name:    Steve Pisciotta
Title:    Treasurer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer
By:___ /S/ STEVE PISCIOTTA_________
Name:    Steve Pisciotta
Title:    Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:___ /S/ MICHAEL BROWN_________
Name:    Michael Brown
Title:    Senior Vice President
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Purchaser and as Purchaser Agent for its and Atlantic Asset Securitization LLC’s Purchaser Group

By:__/S/ KOSTANTINA KOURMPETIS________
Name: Kostantina Kourmpetis
Title: Managing Director

By:_/S/ SAM PILCER_______________________
Name: Sam Pilcer
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser for Credit Agricole Corporate and Investment Bank’s Purchaser Group

By:__/S/ KOSTANTINA KOURMPETIS________
Name: Kostantina Kourmpetis
Title: Managing Director

By:_/S/ SAM PILCER_______________________
Name: Sam Pilcer
Title: Managing Director

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:_/S/ Eero Maki _______________________
Name: Eero Maki
Title: Managing Director

REGIONS BANK, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:__/S/ KATHY MYERS_____________________
Name: Kathy Myers
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By:__/S/ KATSUYUKI KUBO___________________
Name: Katsuyuki Kubo
Title: Managing Director

MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Purchaser for Sumitomo Mitsui Banking Corporation’s Purchaser Group
By: MAF Receivables Corp., Its Member

By:__/S/ IRINA KHAIMOVA__________________
Name: Irina Khaimova
Title: Vice President

SMBC NIKKO SECURITIES AMERICA, INC.,
as Purchaser Agent for Sumitomo Mitsui Banking Corporation’s and Manhattan Asset Funding LLC’s Purchaser Group

By:_/S/ YUKIMI KONNO_____________________
Name: Yukimi Konno
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Committed Purchaser

By:_/S/ ERIC WILLIAMS_______________________
Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser for The Bank of Tokyo-Mitsubishi UFJ, Ltd.’s Purchaser Group

By:__/S/ DAVID V. DEANGELIS_________________
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Purchaser Agent for its and Victory Receivables Corporation’s Purchaser Group

By:_/S/ ERIC WILLIAMS_______________________
Name: Eric Williams
Title: Managing Director
MIZUHO BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:__/S/ JAMES R. FAYEN_____________________
Name: James R. Fayen
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:__/S/ MICHAEL BROWN_________________
Name: Michael Brown
Title: Senior Vice President

SCHEDULE V
PURCHASER GROUPS AND COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Committed Purchaser	$300,000,000
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Commitment
Wells Fargo Bank, National Association	Committed Purchaser	$150,000,000
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Credit Agricole Corporate and Investment Bank
Party	Capacity	Commitment
Atlantic Asset Securitization LLC	Conduit Purchaser	N/A
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$140,000,000
Credit Agricole Corporate and Investment Bank	Purchaser Agent	N/A

Purchaser Group of Regions Bank
Party	Capacity	Commitment
Regions Bank	Committed Purchaser	$80,000,000
Regions Bank	Purchaser Agent	N/A

Purchaser Group of The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Party	Capacity	Commitment
Victory Receivables Corporation	Conduit Purchaser	N/A
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Committed Purchaser	$100,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Purchaser Agent	N/A

Purchaser Group of Sumitomo Mitsui Banking Corporation
Party	Capacity	Commitment
Manhattan Asset Funding Co., LLC	Conduit Purchaser	N/A
Sumitomo Mitsui Banking Corporation	Committed Purchaser	$100,000,000
SMBC Nikko Securities America, Inc.	Purchaser Agent	N/A

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Commitment
Mizuho Bank, Ltd.	Committed Purchaser	$80,000,000
Mizuho Bank, Ltd.	Purchaser Agent	N/A

EXHIBIT A
FLOW OF FUNDS MEMORANDUM
[See Attached]